Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-211437) and S-8 (Nos. 333-209696, 333-198002, 333-187113, 333-183033, and 333-167874) of Tesla, Inc. of our report dated March 1, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 1, 2017